As filed with the Securities and Exchange Commission on February 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUSINESS FIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	6022	20-5340628
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification No.)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

(225) 248-7600

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

David R. (“Jude”) Melville III

President and Chief Executive Officer

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

(225) 248-7600

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Lowell W. Harrison, Esq.

Geoffrey S. Kay, Esq.

John T. Wilson, Jr., Esq.

Fenimore, Kay, Harrison & Ford, LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

(512) 583-5900

(512) 583-5940 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐	Emerging growth company	☑
Non−accelerated filer	☐	Smaller reporting company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $1.00 per share	3,110,000(1)	$17.58(2)	$54,673,800(2)	$6,806.89(2)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities offered by this registration statement will be deemed to cover such additional securities as may be issued as a result of a stock split, reverse stock split, stock dividend or similar transaction involving the registrant’s common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based on the unaudited book value of the common stock of the registrant as of December 31, 2017. At the time of the filing of the registration statement, there was no public market for the securities of the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 15, 2018

PRELIMINARY PROSPECTUS

Business First Bancshares, Inc.

3,110,000 Shares

Common Stock

The selling shareholders identified in this prospectus may use this prospectus to offer and sell from time to time 3,110,000 shares of our common stock, par value $1.00 per share. We will not receive any of the proceeds from the sale of securities by the selling shareholders under this prospectus.

We have registered the securities covered by this prospectus in order to satisfy our obligations under agreements entered into in connection with the private placement of these securities. The selling shareholders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution.”

We have applied to list our common stock on the Nasdaq Global Select Market under the symbol “BFST.” Prior to this offering, there has been no established public market for our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page . You should also review the “Risk Factors” discussed in our most recent annual report on Form 10-K, in our quarterly reports on Form 10-Q, and in the other documents we file from time to time with the Securities and Exchange Commission for a discussion of certain risks that you should consider before investing in our common stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and are subject to reduced public company reporting requirements. See “Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission, nor any other state securities commission nor any other regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock is not a deposit or savings account. Our common stock is not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

This prospectus is not an offer to sell any securities other than the shares of our common stock offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

The date of this prospectus is                  , 2018

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, certain of our shareholders may offer and sell, from time to time and in one or more offerings, either separately or together, shares of our common stock as described in this prospectus and in any applicable prospectus supplement.

This prospectus covers the offering for resale from time to time of up to 3,110,000 shares of our common stock sold in a private placement to the selling shareholders identified herein or in any applicable prospectus supplement. The private placement closed on October 12, 2017 and was exempt from the registration requirements of the Securities Act. Such shares may also be sold by donees, pledgees and other transferees or successors in interest of the selling shareholders.

Each time any of the selling shareholders sell any of the shares offered hereby, we may provide a prospectus supplement containing specific information about the terms of the offering of such shares. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to the shares at that time of such offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information in the documents incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement as it will control. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the information in the documents incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference” before investing in the shares offered hereby

Unless the context indicates otherwise, references in this prospectus to “we,” “our,” “us,” the “Company” and “Business First” refer to Business First Bancshares, Inc., a Louisiana corporation and its consolidated subsidiaries. References in this prospectus to the “Bank” refer to Business First Bank, a Louisiana state non-member bank and our wholly-owned subsidiary.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement when deciding whether to invest in the shares offered hereby. We have not, and no selling shareholder has, authorized anyone to give oral or written information about this offering, our Company, any selling shareholder or the shares offered hereby that is different from the information included or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Implications of Being An Emerging Growth Company

As a company with less than $1.0 billion in gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. We will continue to be an emerging growth company until the earliest to occur of: (1) December 31, 2020; (2) the last day of the fiscal year in which we have more than $1.07 billion in annual gross revenues; (3) the date on which we become a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act; or (4) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities. Until we cease to be an emerging growth company, we may take advantage of specified reduced reporting and other regulatory requirements generally unavailable to other public companies. We may choose to take advantage of some or all of these reduced reporting and other regulatory requirements.

The JOBS Act also permits an “emerging growth company” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. However, we have “opted out” of this provision. As a result, we will comply with new or revised accounting standards to the same extent that compliance is required for non-emerging growth companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

Where You Can Find More Information

We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement or incorporated by reference herein for a complete description. You may get a copy of the registration statement, at prescribed rates, from the sources listed above. You may also obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address: Corporate Secretary, Business First Bancshares, Inc., 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, telephone: (225) 248-7600. The documents that we have filed with the SEC are also available on our website at www.b1bank.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below that we have previously filed with the SEC (File No. 333-20012):

●	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 20, 2017;

●

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 12, 2017, August 9, 2017 and November 9, 2017, respectively; and

●

our Current Reports on Form 8-K filed on July 3, 2017, August 28, 2017, October 2, 2017, October 12, 2017, November 30, 2017, December 14, 2017, January 3, 2018 (as amended by Form 8-K/A filed on February 15, 2018), and February 15, 2018.

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

You may obtain from us a copy of any documents incorporated by reference into this prospectus without charge to you in the manner described above.

Forward-Looking Statements

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

●

risks related to the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

●	business and economic conditions generally and in the financial services industry, nationally and within our primary markets;

●	economic risks posed by our geographic concentration in Louisiana and DFW;

●	volatility in oil prices and downturns in the energy industry;

●	increased competition in the financial services industry, particularly from regional and national institutions;

●	our ability to prudently manage our growth and execute our strategy;

●	changes in management personnel;

●	deterioration of our asset quality;

●	changes in the value of collateral securing our loans;

●	our ability to maintain important deposit customer relationships and our reputation;

●	risks associated with our acquisition and de novo branching strategy;

●	interest rate risk associated with our business;

●	volatility and direction of market interest rates;

●	natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, and other matters beyond our control;

●	liquidity risks associated with our business;

●	operational risks associated with our business;

●	changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; and

●	further government intervention in the U.S. financial system.

Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements.  All forward-looking statements included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date such document. We undertake no obligation to update any forward-looking statement to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements, unless we are required to do so by law. You should not put undue reliance on any forward-looking statements.

About Business First Bancshares, Inc.

We are a bank holding company headquartered in Baton Rouge, Louisiana, and the parent company of Business First Bank, a Louisiana state bank that offers a full array of banking products and services. We currently operate throughout the state of Louisiana, including in the state’s six largest metropolitan markets, from a network of 18 banking centers and a wealth solutions office, and plan to convert our loan production offices in the New Orleans and Dallas/Fort Worth metroplex markets into full service banking centers in the second quarter of this year. We have applied to list our common stock on the NASDAQ Global Select Market under the symbol “BFST.”

Our principal executive offices are located at 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, and our telephone number is (225) 248-7600. Our corporate website may be accessed at www.b1bank.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

Acquisition of Minden Bancorp, Inc.
and Related Private Placement

On October 5, 2017, we entered into an Agreement and Plan of Reorganization with Minden Bancorp, Inc., or MBI, and BFB Acquisition Company, a wholly-owned subsidiary of Business First, which provided for our acquisition of MBI and its wholly-owned subsidiary, MBL Bank. The acquisition of MBI and MBL Bank was consummated on January 1, 2018. As a result of the transaction, we acquired two banking centers in the Shreveport-Bossier City metropolitan area and approximately $264.0 million in deposits, $193.3 in loans, and $315.4 in total assets.

In connection with the acquisition, we conducted a private placement of up to 3,300,000 shares of our common stock at a purchase price of $20.00 per share. On October 5, 2017, we entered into Securities Purchase Agreements and Registration Rights Agreements with certain institutional investors—the selling shareholders in this registration statement—for the sale of an aggregate of 3,110,000 shares of our common stock, the net proceeds of which were used to partially fund the acquisition of MBI. The sales of the offered shares to the selling shareholders were consummated on October 12, 2017.

In accordance with the Registration Rights Agreements, we have agreed to file with the SEC a registration statement with respect to the resale of the shares sold in the private placement by February 15, 2018 and to cause that registration statement to be declared effective by the SEC no later than the earlier of (1) the fifth trading day after the SEC notifies us that it will not review or has completed its review of such registration statement, or (2) May 15, 2018. Our obligations under the Registration Rights Agreements may be suspended if the shares subject to the Registration Rights Agreements are eligible for resale to the public under Rule 144 under the Securities Act or under certain other conditions.

We additionally agreed to submit an initial listing application with a national exchange by February 15, 2018, with the listing to become effective by the earlier of (1) April 16, 2018 or (2) 60 days after the date that we file the listing application. Accordingly, we have applied to list our common stock on the Nasdaq Global Select Market under the symbol “BFST.”

For more information regarding the acquisition of MBI and MBL Bank and the private placement of our common stock, you should refer to our Current Reports on Form 8-K filed on October 12, 2017 and January 3, 2018 (as amended by Form 8-K/A filed on February 15, 2018), which are incorporated by reference herein.

Risk Factors

Investing in our common stock involves a significant degree of risk. Before you invest in our common stock, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the following risk factors and the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our most recent Form 10-K and any updated or additional disclosure about risk factors included our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. We may also include updated or additional disclosure about risk factors in our future annual, quarterly or current reports filed with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity.

An active, liquid market for our common stock may not develop or be sustained.

As of the date of this prospectus, there is no established public market for our common stock. We have applied to have our common stock listed on the Nasdaq Global Select Market, but our application may not be approved. Even if approved, an active, liquid trading market for our common stock may not develop or be sustained following this offering. The offering price for our common stock will be determined by the selling shareholders and may not be indicative of prices that will prevail in the open market following this offering. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace and independent decisions of willing buyers and sellers of our common stock, over which we have no control. Without an active, liquid trading market for our common stock, shareholders may not be able to sell their shares at the volume, prices and times desired. Moreover, the lack of an established market could have an adverse effect on the value of our common stock.

The market price of our common stock may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volume, prices and times desired.

Assuming the presence of a public market for our common stock, the market price of our common stock may be highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may impact the market price and trading volume of our common stock, including, without limitation:

●	actual or anticipated fluctuations in our operating results, financial condition or asset quality;

●	changes in economic or business conditions;

●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws or regulations affecting us;

●	the public reaction to our press releases, our other public announcements and our filings with the SEC;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the number of securities analysts covering us;

●

publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

●	changes in market valuations or earnings of companies that investors deem comparable to us;

●	the trading volume of our common stock;

●	future issuances of our common stock or other securities;

●	future sales of our common stock by us or our directors, executive officers or significant shareholders;

●	additions or departures of key personnel;

●	perceptions in the marketplace regarding our competitors and us;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us;

●	other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services; and

●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

In particular, the realization of any of the risks described in this “Risk Factors” section of this prospectus or incorporated by reference herein could have a material adverse effect on the market price of our common stock and cause the value of your investment to decline. The stock market and, in particular, the market for financial institution stocks have experienced substantial fluctuations in recent years, which in many cases have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility could have an adverse effect on the market price of our common stock, which could make it difficult to sell your shares at the volume, prices and times desired.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future sales of equity securities.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of common stock. As of February 2, 2018, there are 10,232,495 shares of our common stock issued and outstanding. We may issue shares of our common stock or other securities from time to time for any number of reasons, including as consideration for future acquisitions and investments and under compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those securities in connection with any such acquisitions and investments.

Securities analysts may not initiate or continue coverage on us.

Subject to the approval of our Nasdaq listing application, the trading market for our common stock will depend, in part, on the research and reports that securities analysts publish about us and our business. We do not have any control over these securities analysts, and they may not cover us. If one or more of these analysts cease to cover us or fail to publish regular reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our common stock to decline. If we are covered by securities analysts and are the subject of an unfavorable report, the price of our common stock may decline.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or under a compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock and impair our ability to raise capital through future sales of our securities.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by any selling shareholder. See “Selling Shareholders.”

Description of Common Stock

The following is a summary of our common stock and certain terms of our amended and restated articles of incorporation and our amended and restated bylaws, which we refer to herein as our articles of incorporation and bylaws, respectively. This discussion summarizes some of the important rights of our shareholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. The descriptions herein are qualified in their entirety by reference to our articles of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

We are incorporated in the state of Louisiana. Accordingly, the rights of our shareholders are generally covered by Louisiana law, including the Louisiana Business Corporation Act, or LBCA, and our articles of incorporation and bylaws, as the same may be amended from time to time.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of February 2, 2018, 10,232,495 shares of our common stock were issued and outstanding and held by approximately 889 shareholders of record, and no shares of preferred stock were issued and outstanding. Also, as of February 2, 2018, there were outstanding stock options and warrants to purchase 918,705 shares of our common stock held by our employees, officers and directors. We have also reserved an additional 500,000 shares for issuance in connection with share-based payment awards that may be granted under our 2017 Plan.

Voting. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Our articles of incorporation do not provide for cumulative voting in the election of directors. Directors are elected by a majority of the votes cast, unless the number of director nominees exceeds the number of directors to be elected at the meeting, in which case directors would be elected by a plurality of the votes cast.

Dividend Rights. Subject to certain regulatory restrictions discussed in or incorporated by reference into this prospectus and to the rights of holders of any preferred stock that we may issue, all shares of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors.

No Preemptive Rights. No holder of our common stock has a right under the LBCA, or our articles of incorporation or bylaws, to purchase shares of common stock upon any future issuance.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of our common stock would be entitled to share ratably in any of the net assets or funds which are available for distribution to shareholders, after the satisfaction of all liabilities and accrued and unpaid dividends and liquidation preferences on any outstanding preferred stock.

Modification of Rights. Our articles of incorporation provide that the approval of at least 80% of the total voting power of our company will be required to amend the indemnification and limitation of liability provisions of our articles of incorporation. Any other amendment to our articles of incorporation requires the approval of a majority of the votes entitled to be cast. Our bylaws may be amended by our board of directors, by a vote of a majority of the members present, or by our shareholders, by a majority of the votes cast at a meeting of our shareholders.

Other. Holders of our common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to our common stock.

Action by Written Consent

Under the LBCA, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the articles of incorporation specifically allows action to be taken by the written consent of shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though the consent is not signed by all of the corporation’s shareholders. Our articles of incorporation provide for shareholder action by less than unanimous written consent.

Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Certain provisions of our articles of incorporation and bylaws, and the corporate and banking laws applicable to us, may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

Authorized but Unissued Shares. The corporate laws and regulations applicable to us enable our board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of our common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of our board of directors to issue authorized but unissued shares of our common or preferred stock at its sole discretion may enable our board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our board of directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Our articles of incorporation contain provisions that permit our board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Board Size and Vacancies. Our bylaws enable our board of directors to increase the size of the board between annual meetings and fill the vacancies created by the increase by a majority of the remaining directors.

No Cumulative Voting. The LBCA does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and our articles do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of our common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. For a special shareholders’ meeting to be called by one or more shareholder(s), our articles of incorporation require the request of holders of at least 25% of the outstanding shares entitled to vote at the meeting to call a special shareholders’ meeting.

Advance Notice Procedures for Director Nominations and Shareholder Proposals. Our bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although this procedure does not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

Amending Certain Provisions of our Articles of Incorporation. Our articles of incorporation require an 80% vote of our shareholders to modify the sections of our articles of incorporation addressing limitation of liability and indemnification of our officers and directors, which provide limitation of liability and indemnification to the maximum extent permitted by law.

Amending our Bylaws. Our board of directors may amend our bylaws without shareholder approval.

Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our board of directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

Indemnification

Our articles of incorporation provide that our directors and officers will be indemnified by us to the fullest extent permitted by the LBCA, against any and all expenses, liabilities or other matters while acting in his or her capacity as a director or officer. We have also agreed to advance expenses incurred by any such director or officer in connection with threatened, pending or completed proceeding to the fullest extent permitted by the LBCA, subject to certain conditions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability

Our articles of incorporation also limit the personal liability of our directors and officers in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director or officer, with certain exceptions. Our articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC serves as our transfer agent and registrar.

Listing and Trading

We have applied to list our common stock on the Nasdaq Global Select Market under the symbol “BFST.”

Selling Shareholders

This prospectus covers the offering for resale from time to time of up to 3,110,000 shares of our common stock by the selling shareholders identified below. These shares may also be sold by donees, pledgees and other transferees or successors in interest of the selling shareholders.

The following table sets forth the name of each selling shareholder, the number and percentage of shares of our common stock beneficially owned by each selling shareholder as of the date of this prospectus, the number of shares that may be offered under this prospectus by each selling shareholder, and the number and percentage of shares of our common stock to be beneficially owned by each selling shareholder after completion of this offering. Because the selling shareholders may sell all, some or none of their securities, the table assumes that the below listed selling shareholder is offering, and will sell, all of the common stock to which this prospectus relates.

We have prepared the table based on information given to us by, or on behalf of, the selling shareholders on or before February 13, 2018. Because the selling shareholders may offer, by means of this prospectus, all or some portion of the common stock listed below, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of a potential offering. For purposes of the table below, we have assumed that the selling shareholders will sell all of the shares covered by this prospectus.

		Common Stock Beneficially Owned
Selling Shareholder		Shares beneficially owned prior to this offering		Maximum number of shares	Shares beneficially owned after this offering
Name	Address	Number	% (1)	that may be offered	Number	% (1)
AB Financial Services Opportunities Master Fund L.P. (2)	c/o AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105	85,000	0.83%	85,000	0	0.00%
Banc Fund VIII L.P. (3)	c/o The Banc Funds Company, L.L.C. 20 North Wacker Dr., Suite 3300 Chicago, IL 60606	278,000	2.72%	278,000	0	0.00%
Banc Fund IX L.P. (3)	c/o The Banc Funds Company, L.L.C. 20 North Wacker Dr., Suite 3300 Chicago, IL 60606	222,000	2.17%	222,000	0	0.00%
EJF Sidecar Fund, Series LLC – Small Financial Equities Series (4)	c/o EJF Capital LLC 2107 Wilson Blvd., Suite 410 Arlington, VA 22201	565,000	5.52%	565,000	0	0.00%
Endeavour Regional Bank Opportunities Fund II L.P. (5)	c/o Endeavour Capital Advisors, Inc. 410 Greenwich Avenue Greenwich, CT 06830	432,710	4.23%	300,000	132,710	1.30%
Iron Road Multi-Strategy Fund LP (6)	c/o RMB Capital Management LLC 115 S. LaSalle St., Floor 34 Chicago, IL 60603	30,570	0.30%	30,570	0	0.00%
JAM Special Opportunities Fund III, L.P. (7)	c/o Jacobs Asset Management, LLC 11 East 26th St., Suite 1900 New York, NY 10010	410,000	4.01%	410,000	0	0.00%
Malta Hedge Fund, L.P. (8)	c/o Maltese Capital Holdings, LLC 150 East 52nd St., 30th Floor New York, NY 10022	19,500	0.19%	19,500	0	0.00%
Malta Hedge Fund II, L.P. (8)	c/o Maltese Capital Holdings, LLC 150 East 52nd St., 30th Floor New York, NY 10022	241,600	2.36%	241,600	0	0.00%
Malta MLC Fund, L.P. (8)	c/o Maltese Capital Holdings, LLC 150 East 52nd St., 30th Floor New York, NY 10022	69,700	0.68%	69,700	0	0.00%

		Common Stock Beneficially Owned
Selling Shareholder		Shares beneficially owned prior to this offering		Maximum number of shares	Shares beneficially owned after this offering
Name	Address	Number	% (1)	that may be offered	Number	% (1)
Malta MLC Offshore, Ltd. (8)	c/o Maltese Capital Holdings, LLC 150 East 52nd St., 30th Floor New York, NY 10022	28,200	0.28%	28,200	0	0.00%
Malta Offshore, Ltd. (8)	c/o Maltese Capital Holdings, LLC 150 East 52nd St., 30th Floor New York, NY 10022	141,000	1.38%	141,000	0	0.00%
Mendon Capital Master Fund Ltd. (6)	c/o RMB Capital Management LLC 115 S. LaSalle St., Floor 34 Chicago, IL 60603	218,340	2.13%	218,340	0	0.00%
Mendon Capital QP LP (6)	c/o RMB Capital Management LLC 115 S. LaSalle St., Floor 34 Chicago, IL 60603	251,090	2.45%	251,090	0	0.00%
Stephens BFB LLC (9)	c/o Stephens, Inc. 111 Center Street Little Rock, AR 72201	250,000	2.44%	250,000	0	0.00%

Notes to table

(1) Based on 10,232,495 shares of common stock outstanding as of February 2, 2018.

(2) AB Financial Services Opportunities Master Fund L.P. is controlled by its Portfolio Manager, Michael Howard, who may be deemed to exercise voting and investment power over the shares held by this fund.

(3) Banc Fund VIII L.P. has as its general partners Mid Banc VIII L.P. and The Banc Funds Company, L.L.C. Banc Fund IX L.P. has as its general partners Mid Banc IX L.P. and The Banc Funds Company, L.L.C. Charles J. Moore controls The Banc Funds Co., L.L.C., and accordingly may be considered to exercise voting and investment power over the shares held by these funds.

(4) EJF Capital LLC is the investment manager to EJF Sidecar Fund, Series LLC – Small Financial Equities Series. Neal J. Wilson, as the Chief Operating Officer of EJF Capital LLC, may be deemed to have voting and investment power over the shares held by this fund.

(5) Endeavour Regional Bank Opportunities Fund II L.P. has as its general partner Endeavour Capital Management, L.L.C. and as its investment advisor Endeavour Capital Advisors Inc., which are controlled by Laurence Austin and Mitchell Katz. Accordingly these entities may be deemed to exercise voting and investment power over the shares held by this fund.

(6) RMB Capital Management LLC is the investment advisor to Iron Road Multi-Strategy L.P. and the Mendon Capital QP LP, and the sub-advisor to Mendon Capital Master Fund Ltd. As Director of RMB Capital Management LLC, Anton Schutz may be deemed to have voting and investment power over the shares held by these funds.

(7) JAM Special Opportunities Fund III, L.P. has as its investment manager Jacobs Asset Management, LLC and as its general partner JAM Equity Partners, LLC. Sy Jacobs is the managing member of both Jacobs Assets Management, LLC and JAM Equity Partners, LLC, and accordingly may be deemed to have voting and investment control over the shares held by this fund.

(8) Malta Hedge Fund, LP, Malta Hedge Fund II, LP and Malta MLC Fund, LP have as each fund’s general partner Maltese Capital Holdings, LLC. As the managing member of Maltese Capital Holdings, LLC, and as the director of Malta MLC Offshore, Ltd. and Malta Offshore, Ltd., Terry Maltese may be deemed to have voting and investment control over the shares held by these funds.

(9) Stephens Capital Partners LLC is the sole manager of Stephens BFB LLC. Accordingly, Kathy Bryant, who serves as CFO and Assistant Secretary of Stephens Capital Partners LLC, may be deemed to have voting and investment control over the shares held by this fund.

Plan of Distribution

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution for the shares being offered by this prospectus. The selling shareholders may choose not to sell any of those shares. Those shares may, from time to time, be offered for sale by the selling shareholders, or by their permitted pledgees, donees, transferees, assignees or other successors in interest, either directly by such selling shareholder or other person, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated.

The selling shareholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Any securities that qualify for sale in accordance with Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Sales Through Underwriters, Dealers or Agents; Direct Sales

The selling shareholders and their successors, including their transferees, may sell the common stock registered hereunder directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale; in the over-the-counter market; in transactions otherwise than on these exchanges or services or in the over-the-counter market; or through the writing of options, whether the options are listed on an options exchange or otherwise.

In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The aggregate proceeds to the selling shareholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Derivative Transactions and Hedging

In connection with sales of securities, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling shareholders may also sell securities short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling shareholders may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge securities to broker-dealers that in turn may sell such shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell under this prospectus (as supplemented or amended to reflect such transaction).

Pledges and Grants of Security Interests

The selling shareholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the identification of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Certain Material U.S. Federal Income Tax Consequences
for Non-U.S. Holders of Common Stock

The following is a general discussion of the material U.S. federal income tax consequences of the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock and holds such common stock as a capital asset (generally, property held for investment). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and conclusions reached in the following discussion, and we cannot assure you that the Internal Revenue Service will agree with such statements and conclusions.

This section does not consider state, local, estate or foreign tax consequences, nor does it address tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, investment funds, banks or other financial institutions, dealers or brokers in securities, persons subject to the alternative minimum tax, corporations that accumulate earnings to avoid U.S. federal income tax, certain U.S. expatriates, pension plans, foreign governments, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons that will hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who will hold our common stock as “capital assets” (generally, property held for investment). Each potential investor should consult its own tax advisor as to the United States federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of our common stock.

You are a non-U.S. holder if you are a beneficial owner of our common stock for United States federal income tax purposes that is (1) a nonresident alien individual; (2) a corporation (or other entity that is taxable as a corporation) not created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia); (3) an estate or a trust that, in each case, is not subject to United States federal income tax on a net income basis on income or gain from our shares.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in such an entity holding our common stock, you should consult your tax advisor as to the United States federal income tax consequences applicable to you.

Distributions

Distributions with respect to our common stock will be treated as dividends when paid to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Except as described below, if you are a non-U.S. holder of our shares, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividends paid to you, unless you have furnished to us or another payor:

●

A valid Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) prior to payment of the dividend upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

●

In the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

●	You are a non-United States person, and

●

The dividends are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained in the United States) and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

To the extent a distribution with respect to our common stock exceeds our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution will be treated, first, as a tax-free return of the non-U.S. holder’s investment, up to the holder’s adjusted tax basis in its shares, and, thereafter, as capital gain, the tax treatment of which described below in “-Sale, Exchange or Other Taxable Disposition.”

Sale, Exchange or Other Taxable Disposition

Subject to the discussion below regarding backup withholding and the Foreign Account Tax Compliance Act, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or a fixed base maintained by you in the U.S.);

●

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●

our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, we cannot assure you that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S.-source capital losses for the year. You should consult any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payment of dividends, and the tax withheld on those payments, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless (i) such non-U.S. holders furnish to the payor or broker a Form W-8BEN or Form W-8BEN-E on which the non-U.S. holder certifies, under penalty of perjury, that it is a non-United States person (or other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury regulations), or the non-U.S. holder otherwise establishes an exemption and (ii) the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Payment of the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or Form W-8BEN-E (or other applicable form), or otherwise establishes an exemption and the payor or broker does not have actual knowledge or reason to know the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against the non-U.S. holder’s United States federal income tax, which may entitle the non-U.S. holder to a refund, provided that the non-U.S. holder timely provides the required information to the Internal Revenue Service. Moreover, certain penalties may be imposed by the Internal Revenue Service on a non-U.S. holder who is required to furnish information but does not do so in the proper manner. Non-U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and other specified non-U.S. entities unless certain due diligence, reporting, withholding and certification requirements are satisfied.

The U.S. Treasury Department and the Internal Revenue Service have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends paid on our common stock, and the gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, if paid to a foreign entity unless:

●

the foreign entity is a “foreign financial institution” that undertakes specified due diligence, reporting, withholding and certification obligations or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement;

●	the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors; or

●	the foreign entity otherwise is exempted under FATCA.

If withholding is imposed under FATCA on a payment related to our common stock, a beneficial owner that is not a foreign financial institution and that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally may obtain a refund from the Internal Revenue Service by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Legal Matters

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas.

Experts

Our consolidated financial statements for the years ended December 31, 2016 and 2015 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Hannis T. Bourgeois, LLP, an independent registered public accounting firm, upon the authority of said firm as an expert in accounting and auditing.

The consolidated financial statements of Minden Bancorp, Inc. and its subsidiaries for the years ended December 31, 2016 and 2015, appearing in our Current Report on Form 8-K/A filed with the SEC on February 15, 2018, have been audited by Heard, McElroy & Vestal, LLC, independent auditors, as set forth in their report thereon, included in such Current Report on Form 8-K, and incorporated herein by reference in reliance upon the authority of such firm as an expert in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses that we expect to incur in connection with the sale and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all amounts shown are estimates:

SEC registration fee	$6,807
Printing fees and expenses	$5,000
Legal fees and expenses	$25,000
Accounting expenses	$5,000
Miscellaneous expenses	$5,000
Total	$46,807

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subpart E (Sections 1-850 through 1-859) of the Louisiana Business Corporation Act, or LBCA, governs indemnification of directors and officers of a corporation. In general, the LBCA provides that we may indemnify each of our current or former directors and officers (each, an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (1) in the case of conduct in an official capacity, that the indemnitee’s conduct was in the best interests of the corporation or (2) in all other cases, that the indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Under the LBCA, we may also advance expenses to the indemnitee provided that the indemnitee delivers (1) a written affirmation of his or her good faith belief that the relevant standard of conduct has been met or that the proceeding involves conduct for which liability has been eliminated and (2) a written undertaking to repay any funds advanced if (i) the indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (ii) it is ultimately determined that the indemnitee has not met the relevant standard of conduct. In addition, we have the power to obtain and maintain insurance with respect to any person who is or was acting on our behalf, regardless of whether we have the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability. In furtherance of this authority, we maintain directors’ and officers’ liability insurance.

Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit our right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.

Our amended and restated articles of incorporation and amended and restated bylaws generally require that we indemnify and hold harmless, to the fullest extent permitted by Louisiana law, a director or officer with regards to actions taken in their capacity as such. Additionally, our amended and restated articles of incorporation also require reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, so long as the director or officer follows certain procedures.

The foregoing is only a general summary of certain aspects of Louisiana law and our amended and restated articles of incorporation dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the LBCA referenced above and our amended and restated articles of incorporation, which is incorporated by reference into this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

The Registration Rights Agreements incorporated by reference into this registration statement also obligate the selling shareholders to indemnify our directors, officers and controlling persons under limited circumstances against certain liabilities under the Securities Act.

ITEM 16.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
3.1

Amended and Restated Articles of Incorporation of Business First Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Business First Bancshares, Inc. on October 2, 2017 (File No. 333-200112))

3.2

Amended and Restated Bylaws of Business First Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2017 filed by Business First Bancshares, Inc. on November 9, 2017 (File No. 333-200112))

4.1

Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by Business First Bancshares, Inc. on November 12, 2014 (File No. 333-200112))

4.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Business First Bancshares, Inc. on October 12, 2017 (File No. 333-200112))

5.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP

23.1	Consent of Hannis T. Bourgeois, LLP

23.2	Consent of Heard, McElroy & Vestal, LLC

23.3	Consent of Fenimore, Kay, Harrison & Ford, LLP (contained in Exhibit 5.1)

24.1	Powers of attorney (included on signature page to the Registration Statement)

ITEM 17.     UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
3.1

Amended and Restated Articles of Incorporation of Business First Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Business First Bancshares, Inc. on October 2, 2017 (File No. 333-200112))

3.2

Amended and Restated Bylaws of Business First Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2017 filed by Business First Bancshares, Inc. on November 9, 2017 (File No. 333-200112))

4.1

Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by Business First Bancshares, Inc. on November 12, 2014 (File No. 333-200112))

4.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Business First Bancshares, Inc. on October 12, 2017 (File No. 333-200112))

5.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP

23.1	Consent of Hannis T. Bourgeois, LLP

23.2	Consent of Heard, McElroy & Vestal, LLC

23.3	Consent of Fenimore, Kay, Harrison & Ford, LLP (contained in Exhibit 5.1)

24.1	Powers of attorney (included on signature page to the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 15th day of February, 2018.

business first bancshares, inc.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Business First Bancshares, Inc. hereby constitutes and appoints David R. Melville, III as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in his or her name, place and stead and on his or her behalf, and in any and all capacities, to sign any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Signature		Title	Date

By:	/s/ David R. Melville, III	President, Chief Executive Officer and Director	February 15, 2018
	David R. Melville, III	(Principal Executive Officer)

By:	/s/ Gregory Robertson	Chief Financial Officer	February 15, 2018
	Gregory Robertson	(Principal Financial and Accounting Officer)

By:	/s/ Lloyd Benny Alford	Director	February 15, 2018
Lloyd Benny Alford

By:	/s/ Jack E. Byrd, Jr.	Director	February 15, 2018
Jack E. Byrd, Jr.

By:	/s/ John Graves	Director	February 15, 2018
John Graves

By:	/s/ Robert S. Greer, Jr.	Chairman of the Board	February 15, 2018
Robert S. Greer, Jr.

By:	/s/ David L. Laxton, III	Director	February 15, 2018
David L. Laxton, III

By:	/s/ Rolfe Hood McCollister, Jr.	Director	February 15, 2018
Rolfe Hood McCollister, Jr.

By:	/s/ Andrew D. McLindon	Director	February 15, 2018
Andrew D. McLindon

By:	/s/ Patrick E. Mockler	Director	February 15, 2018
Patrick E. Mockler

By:	/s/ David A. Montgomery, Jr.	Director	February 15, 2018
David A. Montgomery, Jr.

By:	/s/ Arthur Price	Director	February 15, 2018
Arthur Price

By:	/s/ Fayez K. Shamieh	Director	February 15, 2018
Fayez K. Shamieh

By:	/s/ C. Stewart Slack	Director	February 15, 2018
C. Stewart Slack

By:	/s/ Kenneth Smith	Director	February 15, 2018
Kenneth Smith

By:	/s/ Thomas Everett Stewart, Jr.	Director	February 15, 2018
Thomas Everett Stewart, Jr.

By:	/s/ Steve White	Director	February 15, 2018
Steve White

By:	/s/ Robert Yarborough	Director	February 15, 2018
Robert Yarborough